Exhibit 4.20

借款协议之补充协议

甲方(贷方)：福建新侨远洋渔业集团有限公司

Party A (Lender): Fujian Xinqiao Ocean Fishery Group

注册地址：福州市鼓楼区鼓东街道五四路

乙方(借方)：无锡王道科技有限公司

Party B (Borrower): Wuxi Kingway Technology Co.,Ltd.

注册地址：无锡惠山经济开发区堰新路311号1号楼0403室

鉴于：

Whereas:

双方于2022年1月在中华人民共和国（以下称“中国”，为本补充协议之目的，不包括香港特别行政区、澳门特别行政区和台湾地区）江苏省无锡市签署并生效金额为94,012,410.70元人民币的《借款协议》。

Both parties signed and executed a Loan Agreement (hereinafter referred to as “Loan Agreement”) in January 2022 in Wuxi City, Jiangsu Province, People's Republic of China (hereinafter referred to as "China," for the purposes of this Supplementary Agreement, excluding the Hong Kong Special Administrative Region, Macau Special Administrative Region, and Taiwan), with the loan amount of RMB 94 ,012,410.70.

2023年8月，甲方双方在平等、自愿的基础上，根据相关法律法规，于中国江苏省无锡市订立本《借款协议之补充协议》（以下称“本补充协议”），对《借款协议》约定的借款用途进行调整。

In August 2023, both parties conclude this Supplementary Agreement of Loan Agreement (hereinafter referred to as “Supplementary Agreement”), on equal and voluntary basis, in accordance with relevant laws and regulations, to make the following amendments regarding the purpose of the loan stipulated in the Loan Agreement, in Wuxi City, Jiangsu Province, China.

一、借款金额及用途 Loan Amount and Purpose

双方同意《借款协议》第一条修改为：“甲方向乙方提供人民币玖仟肆佰零壹万贰仟肆佰壹拾圆柒角整（¥94,012,410.70）的借款（以下称“借款”），用于建设海洋食品职业培训学校，进行包括远洋渔业海员培训、近海养殖培训、水产品供应链管理、水产品品牌建设、酒店及餐饮管理等专业方向人才的培养，以及相关行业的业务拓展和投资。”

Both parties agree to amend Article 1 of the "Loan Agreement" as follows:

"Party A shall provide Party B with a loan in the amount of ninety-four million, twelve thousand, four hundred and ten Chinese Yuan and seventy fen (¥94,012,410.70), hereinafter referred to as the "Loan," to be used for the construction of a maritime food vocational training school. The Loan will encompass various specialized areas including deep-sea fisheries crew training, nearshore aquaculture training, water product supply chain management, water product branding, hotel and restaurant management, and other related industry talent cultivation, as well as business expansion and investment within the relevant industry.”

二、其他条款 Miscellaneous

1、《借款协议》中其他条款不变。本补充协议未约定事宜以《借款协议》为准。

All other terms of the Loan Agreement remain unchanged. For matters not included in this Supplementary Agreement, the provisions of the Loan Agreement shall prevail.

2、本补充协议经双方授权代表签字并加盖公章后生效，一式贰（2）份，双方各执壹（1）份，具有同等法律效力。

This Supplementary Agreement shall enter into force after it is signed and sealed by the authorized representatives of both parties. This Supplementary Agreement shall be provided in duplicate, with each party holding one copy and the two copies having the same legal validity.

（以下无正文）

(No Tex Below)

（本页无正文，为福建新侨远洋渔业集团有限公司与无锡王道科技有限公司之间《借款协议之补充协议》之签署页）

(Signature Page below)

以昭信守，以下双方于文首所载的时间和地点签署了本补充协议。

IN WITNESS WHEREOF, the parties hereto have executed this Supplementary Agreement as of the date and location first above written.

甲方（公章）：福建新侨远洋渔业集团有限公司

Party A: Fujian Xinqiao Ocean Fishery Group (Seal)

授权代表（签字）：

Authorized Representative (Signature):

乙方（公章）：无锡王道科技有限公司

Party B: Wuxi Kingway Technology Co.,Ltd. (Seal)

授权代表（签字）：

Authorized Representative (Signature):